CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT 10.16
ADMINISTRATIVE SERVICES AGREEMENT
THIS ADMINISTRATIVE SERVICES AGREEMENT (“Agreement”) is entered into effective as of April 28 2008, by and between JMC MARKETING LTD, an Ohio limited liability company (“Company”), and OHIO LEGACY BANK, N.A., national bank organized under the federal laws of the United States (“Bank”).
RECITALS
     A. Bank is a mortgage lender which offers, among other products, loans secured by liens on real estate (“Mortgage Loans”).
     B. Company desires to provide certain administrative, training and recruitment services in connection with the hiring and performance of certain originators of Mortgage Loans as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows.
     1. Services. The Bank hereby retains Company to perform the services described on Exhibit A attached hereto and incorporated herein by reference.
     2. Responsibilities of Company. The responsibilities of Company under this Agreement are as follows:
(a) Policies, Standards and Procedures. Company shall at all times throughout the term of this Agreement provide administrative services to the Bank in accordance with all policies, standards and procedures relating to the operation of the Bank that have been provided to the Company as may from time to time be established by the Board of Directors of Bank (the “Board of the Bank”), in accordance with any regulatory requirement to which the Bank is bound and in accordance with all applicable laws, including, without limitation, the Home Owners Loan Act and the regulations of the Office of the Comptroller of the Currency and FDIC promulgated thereunder.
(b) Business Expenses of Company. Company shall be solely responsible for all costs and expenses incurred in the performance of the services provided pursuant to this Agreement including but not limited to its: rent and utilities, equipment, training, advertising, wages, salaries, workers’ compensation coverage, licenses and certifications, professional dues, insurance, postage and delivery, supplies, travel, and employment taxes related to its employees, assistants, managers and agents.
(c) Personnel. Company shall be responsible for providing all necessary service personnel needed by Company for performing its services and duties under this Agreement.
(d) Reports. Company shall provide written reports to the Board of the Bank concerning the services provided hereunder as requested by the Board of the Bank but no more frequently than quarterly. Such reports shall contain such information as is reasonably requested for the purpose of allowing the Board of the Bank to assess the performance of Company pursuant to this Agreement.
(e) Records. At all times during the terms of this Agreement, Company shall maintain and upon request, make available to the Bank records maintained by Company relating to the services provided hereunder.
     3. Responsibilities of the Bank. The responsibilities of the Bank under this Agreement are as follows:

26.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
(a) Access. The Bank shall provide Company with reasonable access to its facilities and those records that are necessary to the provision of the administrative services described in Exhibit A.
(b) Business Expenses of the Bank. Bank shall be responsible for the payment of all expenses related to its business. Company shall not be responsible for any expenses or liabilities of the Bank arising from Bank’s business operations.
(c) Management and Records of Profitability. Bank shall be responsible for the management and oversight of its employees that are OLB Secondary Marketing Division Employees (as defined below), as well as determining and maintaining records relating to the calculation of the Net Divisional Profitability (as defined below).
     4. Net Divisional Profitability. The compensation to be paid by Bank to Company under this Agreement shall be determined in the manner provided on Exhibit B attached hereto and incorporated herein by this reference (“Net Divisional Profitability”). The Net Divisional Profitability shall be paid to Company by Bank within thirty (30) days following the period to which the Net Divisional Profitability relates.
     5. Monthly Minimum. Any provision in this Agreement to the contrary notwithstanding, Company guarantee to Bank: (i) from the date hereof until and including May 31, 2008, that Bank will suffer no losses in connection with the operation of the OLB Secondary Marketing Division Employees; and (ii) that commencing June 1, 2008, , and continuing each month thereafter during the term of this Agreement, the sum of the Override Fee and the Graduated Funding Fee payable to Bank as part of the calculation of the Net Divisional Profitability shall be at least $[ * ] per month (“Monthly Minimum”). In the event that (a) the Monthly Minimum is not met, or (b) Bank suffers any losses in connection with the operation of the OLB Secondary Marketing Division Employees prior to the effectiveness of the Monthly Minimum, Company shall promptly pay to Bank such shortfall. In addition to paying such shortfall, Company agrees to provide additional capital to the OLB Secondary Marketing Division Employees from time to time on an as-needed basis and when reasonably requested by Bank. No payments due Company hereunder shall be made by Bank until each Monthly Minimum has been received by Bank. Company absolutely and unconditionally guarantees to Bank and its successors and assigns, the full and complete Monthly Minimum as and when the same becomes due and payable. The obligations of Company under this Section shall be an absolute, unconditional, present and continuing guaranty of payment and not collectibility. This guaranty shall be binding upon the Company and its successors and assigns. No waiver, amendment, release or modification of this Section shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Bank and Company.
     6. Employees. Exhibit C to this Agreement sets forth the number and identity of employees that are employees of Company and are intended to become employees of Bank as soon as practical following the date hereof (“OLB Secondary Marketing Division Employees”), and sets forth the following information for all such persons: job title; office location; current annual rate of compensation (identifying bonuses separately) and any change in compensation since January 1, 2006; vacation accrued and hire date for purposes of vesting and eligibility to participate in any employee benefit plans (as defined in Section 3(3) of ERISA); None of the OLB Secondary Marketing Division Employees is a party to, or is otherwise bound by, any agreement or arrangement which limits or adversely affects the performance of the OLB Secondary Marketing Division Employees to perform such OLB Secondary Marketing Division Employee’s duties with Company (including, without limitation, any confidentiality, non-competition or proprietary rights agreements). All OLB Secondary Marketing Division Employees are “employees at will.” The parties acknowledge and agree that all originators recruited by Company and hired by Bank during the term of this Agreement shall be “OLB Secondary Marketing Division Employees” for the purposes of this Agreement.
     7. Background Checks; Drug Testing. Company shall conduct background checks and drug testing of all OLB Secondary Marketing Division Employees for Bank under this Agreement prior to initial hiring and thereafter on an annual basis. Subject to applicable law, this background check shall include a search of criminal records (including misdemeanors and felonies) in all counties and states of residence of such personnel (including a search of married and maiden names, where applicable), as well as a records check of national

27.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
convictions, for the prior seven (7) year period. Company shall also search the databases of the General Services Administration (GSA) and the Office of Inspector General (OIG), as well as the Global Watch Alert (GWA) list, to ensure that such personnel are not identified on any such databases. Company will not recommend an individual to become an OLB Secondary Marketing Division Employee, and will remove any such individual from providing services hereunder, if the background checks do not show a clean record or if the drug testing shows any positive results. Company will either provide Bank with evidence of the background checks and drug tests or otherwise certify to Bank in writing that such personnel recommended as OLB Secondary Marketing Division Employees have satisfied the background checks and drug testing as described herein. In addition, Bank shall have the right to conduct an audit of the records of Company, upon reasonable advance notice to the Company, to ensure Company’s compliance with the foregoing. Company may comply with its requirements related to background checks and drug testing by contracting with one or more agencies or independent contractors with expertise in background checks and drug testing.
     8. Standard of Care; Limitation of Liability. In providing the services described on Exhibit A, the Company shall act with ordinary care. Any other provision of this Agreement notwithstanding, however, neither the Company nor any of its members, managers, officers or agents (collectively, the “Company Related Persons”) shall have any liability for any action taken or omitted to be taken by it or him in connection with the services provided hereunder unless it shall be proved by clear and convincing evidence in a court of competent jurisdiction that its or his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Bank or undertaken with reckless disregard for the best interests of the Bank (if and to the extent it or he has actual knowledge of the best interests of the Bank).
     9. Leases. The parties acknowledge that Company leases certain properties as set forth more fully on Exhibit D, which properties Company shall sub-lease to Bank on a month-to-month basis upon terms mutually agreed upon by Bank and Company.
     10. Term. The initial term of this Agreement shall commence as of the date hereof and shall terminate on September 30, 2008. This Agreement may thereafter be extended for successive one-year terms upon the agreement of the parties. In the event the parties do not agree to extend the term of this Agreement, this Agreement shall automatically terminate as of the last day of the then current term. In addition to the foregoing, this Agreement may be terminated in whole or in part prior to the expiration of any term in accordance with the provision of Section 11.
     11. Termination. Notwithstanding Section 10, this Agreement may be terminated by the parties as follows:
(a) Insolvency, etc. This Agreement shall terminate automatically if a party (i) admits in writing its inability to pay its debts generally as they become due; (ii) has a liquidator, receiver, conservator or statutory successor of such party appointed by any court or governmental authority having jurisdiction over it; (iii) commences a proceeding under any federal or state bankruptcy, insolvency, reorganization or similar law, or has such a proceeding commenced against it and either has an order of insolvency or reorganization entered against it or has the proceeding remain undismissed and unstayed for ninety (90) days; (iv) makes an assignment for the benefit of creditors; or (v) has a receiver or trustee appointed for it or for the whole or any substantial part of its property.
(b) Breach. In the event of a material breach by any party of any of its covenants under this Agreement or of that certain Loan Processing Agreement of even date herewith between Bank and Midwest Mortgage Processing, LLC, an Ohio limited liability company with common ownership to Company, at the option of the non-breaching party, the non-breaching party may terminate this Agreement if the breaching party fails to cure its default within thirty (30) days after written notice of default, unless such default cannot be cured within thirty (30) days, in which event the non-breaching party shall not have the right to terminate this Agreement so long as the breaching party commences its cure within such thirty (30) day period and diligently pursues such cure to completion.

28.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
(c) Termination by Bank upon Notice. The Bank may terminate this Agreement (i) for any reason and at any time upon not less than ninety (90) days advance written notice to Company of Bank’s intent to do so; or (ii) upon thirty (30) days advance written notice to Company that the Net Divisional Profitability for any period ending in the previous twelve months is less than or equal to zero dollars.
(d) Termination by Bank without Prior Notice. This Agreement shall immediately terminate without notice (i) upon the request of the OCC or any other regulatory body that supervises the Bank; (ii) in the event that the Board of the Bank determines in its reasonable discretion that the program may be in violation of applicable law governing the operation of Bank or that this Agreement will subject Bank to additional regulatory oversight or future violations of applicable law; or (iii) in the event that the Bank is unable to fund loans outside the State of Ohio. Bank shall provide the Company with notice of such termination as soon as reasonably practicable.
     12. Effect of Termination. The termination of this Agreement shall not affect (i) the right to payment of accrued Net Divisional Profitability relating to a period (or partial period) prior to termination, or (ii) the rights and obligations of the parties under Sections 14, 15, or 16; or (iii) the rights and obligations of the parties under any other plan or agreement between the parties to this Agreement.
     13. Relationship of the Parties. In the performance of the work, duties and obligations of Company under this Agreement, Company shall at all times be acting and performing as an independent contractor, rather than as an agent or representative of Bank. To the extent requested by Bank, Company shall provide evidence of liability insurance coverage for its own employees and operations. Notwithstanding this Agreement, Bank retains the right to engage in additional management, consulting, training, recruitment, and other such arrangements with parties other than Company.
     14. Confidentiality. Without the prior consent of the Board of the Bank, Company, its agents and employees shall not, other than in the performance of duties under this Agreement, disclose, copy or use any Confidential Information relating to the Bank or its business for any purpose. For purposes of this Agreement, the term “Confidential Information” includes all information that is not generally known to the public or competitors of Bank and which shall include, but not be limited to, methods of training and instruction, methods of operation, methods of pricing, routing information, Bank lists and customer lists, sales figures, employment information, tax records, personal history, accounting procedures, financial information, Bank contracts, business and marketing plans, employee compensation or policies, future plans, and all information and knowledge in whatever form used in management, marketing, purchasing, finance or operations or otherwise, as well as all processes and procedures used in connection with the businesses of Bank, computer programs and modifications and enhancements thereto (including optic code, source code and flow charts), uncopyrighted or copyrighted works, patents, if any, inventions, whether or not patented, ideas, drawings, analysis and calculations, trade secrets, trade marks or service marks, registered or intended to be used, and trade names of Bank. Notwithstanding the foregoing, Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Company or its representatives, (ii) is or becomes available to the Company on a non-confidential basis from a source other than the Bank or any of its representatives or affiliates, provided that the source of such information was not known by the Company to be bound by a confidentiality agreement with, or other contractual, legal, equitable, or fiduciary obligation of confidentiality to, the Bank or any other party with respect to such information, or (iii) can be reasonably demonstrated by the Company to have been in its possession prior to its being furnished to it or its representatives by or on behalf of the Bank, provided that the source of such information was not known by the Company to be bound by a confidentiality agreement with, or other contractual, legal, equitable, or fiduciary obligation of confidentiality to, the Bank or any other party with respect to such information. Bank shall be entitled to injunctive and other relief in a court of law in the event of a violation of this Section.
     15. Covenant Not to Employ Personnel. During the term of this Agreement, and for a period of one (1) year thereafter, Company agrees not to employ or solicit for employment any employee of Bank without the written consent of Bank and Bank agrees not to employ or solicit for employment any employee of Company without the written consent of the Company other than the Mortgage Loan Originators to be employed by Bank

29.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
pursuant to the terms of this Agreement. Bank shall be entitled to injunctive and other relief in a court of law in the event of a violation of this Section.
     16. Indemnification. Company shall protect, indemnify and hold Bank harmless from and against any and all liability and expense of any kind, including costs and reasonable attorney fees, arising from injuries or damages to persons or property in connection with the operation of the Company or activities under this Agreement, unless such liability and expense shall be solely the result of the gross negligence, willful misconduct or fraud of Bank or its officers, employees or agents. Bank shall protect, indemnify and hold the Company harmless from and against any and all liability and expense of any kind, including costs and reasonable attorney fees, arising from injuries or damages to persons or property in connection with the operation of the Bank or the Bank’s breach of this Agreement, unless such liability and expense shall be solely the result of the gross negligence, willful misconduct or fraud of the Company or its officers, employees or agents.
     17. Representations and Warranties of the Parties. The Bank hereby represents and warrants that it is a national bank duly organized, validly existing and in full force and effect under the laws of the United States of America. The Company hereby represents and warrants that it is a limited liability company duly organized, validly existing and in full force and effect under the laws of the State of Ohio. Each party hereby represents and warrants to the other party that (i) such party’s execution, delivery and performance of this Agreement have been duly authorized by all requisite action on the part of such party and its directors, manager or managers and members, as applicable; (ii) this Agreement has been duly executed and delivered by such party and constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting the enforcement of creditors’ rights generally or by general equitable principles, public policy or the Constitutions of the United States or the State of Ohio; and (iii) neither the execution, delivery nor the performance of this Agreement by such party does or will conflict with or result in a breach or violation of or a default under the articles of organization, operating agreement, articles of incorporation, bylaws or other governing instruments of such party, or any law, statute, rule, regulation, ordinance or order of any court or other governmental authority of any jurisdiction applicable to such party, or any material contract, agreement or instrument to which such party is a party or by which such party is bound. Such representations and warranties shall survive the execution and delivery of this Agreement and continue to be binding thereafter.
     18. Guaranty. James A. Hinkle, Cheldon Rose, and Michael Prall shall jointly and severally guaranty the obligations of Company pursuant to a certain Guaranty of even date given to secure the obligations of Company hereunder.
     19. Notices. Any and all notices required to be given under this Agreement shall be given by, and be deemed given when (i) delivered by personal delivery; (ii) deposited in U.S. first-class mail, postage prepaid; or (iii) sent by telecopy with confirmation of receipt, addressed as follows:
If to Bank:
Ohio Legacy Bank
3562 Commerce Parkway
Wooster, OH 44691
Attn: President
With a copy to:
Daniel H. Plumly
225 North Market Street
PO Box 599
Wooster, OH 44691

30.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
If to Company:
JMC Marketing, LTD
1491 W. Main St.
55 Monument Circle, Suite 1300
Tipp City, OH 45371
Attn: President
     20. Dispute Resolution. Subject to Sections 14 and 15 herein, any dispute arising out of or related to this Agreement shall be settled by arbitration in Wooster, Ohio pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Prior to commencing litigation or a demand for arbitration for any reason under this Agreement, the principals of the parties will engage in good-faith discussions in an attempt to resolve the disputed matter(s).
     21. Governing Law. This Agreement shall be governed by Ohio law, without regard to conflict of laws principles therein.
     22. Activities Outside this Agreement. Bank recognizes that Company has been, and is, in the business of providing services to its own customers. Except as expressly provided herein, it is understood and agreed that: services provided by Company to Bank are provided on a non-exclusive basis and Company retains the right to continue to provide the same type of services, and any other services, to any other of its customers, including competitors of Bank; provided that Confidential Information is not used in connection with such activities.
     23. Severability. If any provisions of this Agreement or if any covenant, obligation or agreement contained herein is determined to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or enforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof. Each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent consistent with this Agreement.
     24. Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claiming to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party or parties nor shall any forbearance by the first party or parties to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party or parties of its rights and remedies with respect to such noncompliance or breach.
     25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original, and all of which shall constitute but one and the same instrument.
     26. Headings. The descriptive headings of the various paragraphs of this Agreement are for convenience only and shall not be used to construe or interpret the meaning of any of the provisions hereof.
     27. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

31.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     28. No Partnership or Agency. Nothing contained in this Agreement or any of the documents to be executed pursuant hereto shall be deemed to be interpreted as a partnership or any other arrangement whereby one of the parties is authorized to act as an agent for another.
     29. Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person, persons, entity or entities shall have the right of action hereon, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.
     30. No Assignment. No party to this Agreement may assign, transfer or otherwise convey any or all of the rights or obligations hereunder without the prior written consent of the other party.
     31. No Construction Against Drafter. This Agreement shall be interpreted to give it fair meaning, and any ambiguity shall not be construed against either party as the primary drafter hereof.
     32. Further Assurances. The parties agree to execute and deliver all such further documents, instruments and agreements as may be reasonably necessary to consummate the transactions contemplated by this Agreement, including but not limited to a certain Loan Processing Agreement between Bank and Midwest Mortgage Processing, LLC, an Ohio limited liability company with common ownership to Company.
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

OHIO LEGACY BANK, N.A.
By:	/s/ D. Michael Kramer
D. Michael Kramer, President and
Chief Executive Officer

JMC MARKETING. LTD
By:	/s/ James A. Hinkle
James A. Hinkle, President and
Chief Executive Officer

32.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Exhibit A
Description of Administrative Services
     1. Training. Training regarding best practices of OLB Secondary Marketing Division Employees, the policies and procedures of Bank, compliance with all federal, state, and local laws and regulations regarding Mortgage Loans, including but not limited to federal and state truth-in-lending laws and other consumer protection laws, any anti-discrimination laws, any applicable state usury laws, the requirements of the Real Estate Settlement Procedures Act (“RESPA”), pricing and processing applications for Mortgage Loans, advertisement and customer development and retention, developing additional leads, and other such services.
     2. Recruitment. Recruitment of additional OLB Secondary Marketing Division Employees and locations for services to be performed by OLB Secondary Marketing Division Employees.
     3. Other. Such other and further administrative services as may be mutually agreed to by the parties from time to time.

33.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Exhibit B
Determination of Net Divisional Profitability
Net Divisional Profitability shall be determined by Bank, or by the certified public accountants of Bank, and shall, in the absence of a manifest error, be conclusive as to the amount payable to Company under this Agreement. The Net Division Profitability shall be equal to the:
SUM of all bank fees, service release premium fees and yield spread premium collected in connection with applications for Mortgage Loans submitted by OLB Secondary Marketing Division Employees to Bank;
LESS all costs incurred by Bank in connection with such Mortgage Loans including but not limited to all administrative salaries and benefits, commissions paid to originators, benefits cost of originators, an Override Fee (as defined below), a Graduated Funding Fee (as defined below), any fees charged by any loan purchaser, underwriter or any other third party in connection with a loan, and all other expenses relating solely to the OLB Secondary Marketing Division Employees, including but not limited to rent (includes all lease associated costs), insurance, utilities, licensing fees, software costs, supplies, education, regulatory, systems, amortization of furniture and equipment as well as non amortized furniture and equipment, mileage, subscriptions, associations, meals, entertainment, professional fees, franchise tax, marketing and advertising, legal, audit, accounting, stationary, postage, web site, printing, forms, bank charges, bad debt, director’s expenses, club memberships, charitable contributions, interest expense, taxes, repairs and maintenance and loss on sale of loans.
The following terms have the following meanings for the purposes of this Agreement:
(i) “Override Fee” shall be equal to [ * ]% ([ * ]bps) on all Mortgage Loans closed during the month then ended;
(ii) “Graduated Funding Fee” shall be applied to each Mortgage Loan file in an amount based upon the number of Mortgage Loans closed during the month then ended as follows:

Mortgage Loans Closed	Fee
0-40	$[ * ] per Mortgage Loan
41-60	$[ * ] per Mortgage Loan
Over 60	$[ * ] per Mortgage Loan
The parties acknowledge and agree that the Override Fee and the Graduated Funding Fee are net of any funding fees paid to any loan purchaser, underwriter or any other third party in connection with a loan

34.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Exhibit C
OLB Secondary Marketing Division Employees
[ * ]

35.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Exhibit D
Real Estate
Property commonly known as:
1. 1491 West Main Street
Tipp City, OH 45371
2. 2400 Corporate Exchange Drive
               Suite 240
               Columbus, OH 43231

36.